Exhibit 31.1
Certification of Chief Executive Officer
Pursuant to Rule 13a-14(a) or 15d-14(a) under the Securities Exchange Act of 1934
I, Neal R. Verfuerth, certify that:
1.	I have reviewed this Annual Report on Form 10-K/A for Orion Energy Systems, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 29, 2009

/s/ Neal R. Verfuerth
Neal R. Verfuerth
Chief Executive Officer